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State of Delaware
Office of the Secretary of State


    I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "XCL LTD.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JUNE, A.D. 1995, AT 10 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED
TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                         /s/ Edward J. Freel
                         Edward J. Freel, Secretary of State


                          AUTHENTICATION:  7544812
2147839  8100
950135231                 DATE: 06-20-95
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                         CERTIFICATE OF AMENDMENT
                                   OF THE
                        CERTIFICATE OF INCORPORATION
                                     OF
                                  XCL LTD.

    XCL Ltd., a Delaware corporation, in order to amend its Certificate of Incorporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, hereby certifies as follows,

     FIRST:   On March 14, 1995, the Board of Directors of
said Corporation has duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED:     That the first sentence of Article FOURTH (A) of
the Certificate of Incorporation be amended to read in full as follows.

"The total number of shares which the Corporation shall have authority to issue is 351,200,000 of which 350,000,000 shares of par value $.0l per share shall be designated 'Common Stock' and 1,200,000 shares of par value $1.00 per share shall be designated 'Preferred Stock."'

    SECOND:    The proposed amendment was presented at the
annual meeting of shareholders of the Corporation which was held on June 14, 1995, in New York, New York, pursuant to written notice duly given required by Section 222 of the General Corporation Law of the State of Delaware.

     THIRD:    As of April 28, 1995 the official record date
of the annual meeting of shareholders, there were outstanding, 237,545,990 shares of Common Stock. entitled to one vote per share; 599,244 shares of Series A, Cumulative Convertible Preferred Stock, entitled to no votes; and 50,000 shares of Series B, Cumulative Convertible Preferred Stock, entitled to 50 votes per share, for an aggregate 240,045,990 votes entitled to be cast at the meeting. A majority of the votes entitled to be cast at the meeting constitutes a quorum for the transaction of business. An aggregate of 159,012,295 shares of Common Stock were represented at the annual meeting of shareholders either in person or by proxy and accordingly a quorum was present. The aforementioned, proposed amendment to the Certificate of Incorporation was present. The aforementioned, proposed amendment to the Certificate of Incorporation was voted upon, approved and adopted by shareholders casting votes at said meeting as follows;

     FOR:               148,762.674
     AGAINST:             9,447,230
     ABSTAIN:               802,391

   FOURTH: Said amendment was, accordingly. duly adopted by the votes of the holders of at least a majority of all the outstanding shares entitled to vote thereon at the meeting in accordance with Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: The capital of said Corporation shall not be reduced under or by reason of the said amendment.

   SIXTH: The foregoing amendment shall become effective on the date of the filing of this Certificate with the office of the Secretary of State of Delaware.

   IN WITNESS WHEREOF, the said Corporation has caused this Certificate of Amendment to be signed and attested by its officers thereunto duly authorized and its corporate seal to be affixed this 16th day of June, 1995.

                           /s/ John T. Chandler
                           --------------------
                           By:  John T. Chandler
                           Title: President
ATTEST:
/s/ Lisha C. Falk
------------------
By:  Lisha C. Falk
Assistant Secretary



STATE OF LOUISIANA   )

                               :ss:
COUNTY/PARISH OF LAFAYETTE)


     BE IT REMEMBERED that on this 6th day of June, 1995, personally came before me, a Notary Public in and for the State and Parish aforesaid, John T. Chandler and Lisha C. Falk, the President and the Assistant Secretary, respectively, of XCL Ltd., the corporation described in the foregoing instrument and known to me personally to be such, and acknowledged the said instrument to be their own act and deed ad the act and deed of said corporation; that the signatures are in their own handwriting, and that the facts stated in said instrument are true.

                           /s/ Suzanne Marse Bourque
                           -------------------------
                           Notary Public
                           My commission expires: At Death

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